UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Tier Technologies, Inc. (“Tier” or the “Company”) adopted the Company’s Management Incentive Plan for fiscal year 2011 and specified the range of potential payments under the plan.  Alex P. Hart, President and Chief Executive Officer, Keith S. Kendrick, Senior Vice President, Strategic Marketing, Keith S. Omsberg, Vice President, General Counsel and Corporate Secretary, John Guszak, Controller, interim Treasurer, interim Principal Financial Officer and interim Principal Accounting Officer, and approximately 215 other Company employees are participants in the plan.

Payments under the plan will be based on the Company’s financial performance and individual performance.  The financial performance metric is Adjusted EBITDA from Continuing Operations – defined as net income from continuing operations before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash – subject to adjustments as may be determined by the Compensation Committee.  The Committee specified threshold, target, and stretch levels of financial performance that will be used to determine payments under the plan.  The Committee also specified individual performance goals for Messrs. Hart, Kendrick, Omsberg, and each of Company’s other current executive officers; these include the achievement of strategic goals based on each such officer’s area of responsibility.  Individual performance goals for other participants in the plan will be set by Mr. Hart and are expected to reflect strategic goals based on the participant’s business unit or area of responsibility.

In order to align short-term incentives with the Company’s financial performance, 80% of the payment under the plan to Alex P. Hart, Tier’s President and CEO, will be based on the Company’s financial performance, 70% of the payment under the plan to Tier’s other executive officers will be based on the Company’s financial performance, and 45% of the payment under the plan to Mr. Guszak will be based on the Company’s financial performance.

Messrs. Hart, Kendrick, Omsberg, and Guszak are participants in the plan.  If the Company achieves the threshold, target, and stretch levels of financial performance, and if each of Messrs. Hart, Kendrick, Omsberg, and Guszak achieves 100% of his individual performance goals, the following individuals would receive the following payments under the plan:

	Potential payment under the plan
	Threshold	Target	Stretch
Alex P. Hart	$150,000	$300,000	$600,000
Keith S. Kendrick	66,250	132,500	265,000
Keith S. Omsberg	55,000	110,000	220,000
John Guszak	22,746	45,493	90,986

In order to receive a payment under the plan, a participant must comply with all Company policies, including Tier’s Business Code of Conduct.

If performance goals under the plan are achieved, the Company expects to make payment under the plan after the conclusion of its fiscal year, which ends September 30, 2011.

The foregoing description of the Management Incentive Plan for fiscal year 2011 is only a summary and is qualified in its entirety by the full text of the plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Management Incentive Plan for fiscal year 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ John Guszak
	Name:	John Guszak
	Title:	Interim Principal Financial and Accounting Officer
Date: May 16, 2011

Exhibit Index

Exhibit No.	Description
10.1	Management Incentive Plan for fiscal year 2011